Exhibit 10.6.1

FIRST AMENDMENT TO REVENUE SHARING AGREEMENT

This FIRST AMENDMENT TO REVENUE SHARING AGREEMENT (this “First Amendment”), dated as of December 13, 2010, is made by and between Lon E. Bell (“Bell”) and Amerigon Incorporated, a Michigan corporation (“Amerigon”).

Recitals

A. Bell and BSST LLC, a Delaware limited liability company, are parties to a Revenue Sharing Agreement dated as of September 4, 2000 (the “Original Revenue Sharing Agreement”).

B. On the date hereof, Amerigon and Bell have entered into a Master Transaction Agreement (the “Master Agreement”) pursuant to which Amerigon is purchasing from Bell all of Bell’s membership interests in BSST. As a consequence, Amerigon is now the sole member of BSST.

C. It is Amerigon’s intention to integrate BSST’s operations with Amerigon’s operations.

D. Bell and Amerigon have agreed to amend the Original Revenue Sharing Agreement as set forth in this First Amendment. The Original Revenue Sharing Agreement, as modified by this First Amendment, is referred to herein as the “Revenue Sharing Agreement”.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Parties. Upon completion of the integration of BSST’s operations with Amerigon’s operations, whether via merger, transfer of assets or any other transaction in which the revenues that would have otherwise been generated by BSST are thereafter generated by Amerigon (the “Integration”), Amerigon will automatically replace BSST as a party to the Revenue Sharing Agreement as the successor to all of BSST’s rights and obligations thereunder. From and after the Integration, all references in the Revenue Sharing Agreement to “Company” will be references to Amerigon.

2. Covered Products and Covered Technology. The term “Covered Products” as used in the Revenue Sharing Agreement is hereafter modified to mean:

“those products, the manufacture, use, importation or sale of which by any person other than the owner of the following would infringe any of the following (“Covered Technology”): (a) patents owned by or currently applied for by BSST as of December 31, 2010, (b) patents applied for by BSST or Amerigon after December 31, 2010 which have been designated as “BSST Inventions” pursuant to the methodology below, and (c) all divisions, continuations, continuations-in-part, substitutions, reissues, extensions and foreign counterparts of the patents referred to in clauses (a) and (b) above. For clarity, (i) Covered Technology shall not include any patents applied for by BSST or Amerigon after December 31, 2010 which have been designated as “Amerigon Inventions” pursuant to the methodology below and (ii) Covered Products shall not include any materials sold by ZT Plus, LLC.

3. Designation as BSST Inventions or Amerigon Inventions. All patents applied for by BSST or Amerigon will be designated as “Amerigon Inventions” or “BSST Inventions” using the following methodology:

I. All patents that fall into any of the following categories will be designated as “Amerigon Inventions”:

(a) Seating for any use (e. g. including residential, industrial, commercial usage such as CCS, wheelchair, aircraft, truck, bus, and mass transit systems);

(b) Bedding for any use (e. g. residential, industrial, commercial, vehicular such as heated/cooled mattresses, heated/cooled blankets);

(c) Cooling/Heating Beverage Boxes (e. g. for residential use such as food and beverage refrigerators, industrial, commercial, vehicle mounted coolers, but excluding electronic temperature control, portable cooling, industrial cooling/heating for any non-beverage containers and chemical storage and activation, medical supply transport conditioned containers, vehicle and other battery temperature controls);

(d) Cupholders for any use (e. g. for residential, industrial, commercial, vehicular); and

(e) Thermoelectric Materials (e. g. cooling/heating/power generation theremoelectric materials for residential, industrial, commercial, vehicular use).

II. All patents that fall into any of the following categories will be designated as “BSST Inventions”:

(a) Electronics Thermal Management for any usage (e. g. residential, industrial, commercial, vehicular enclosures for 2 phase HVAC replacement, computer temperature control, rack mounted electronics chasses, microprocessors, LED temperature control but excluding beverage boxes);

(b) HVAC Systems and Supplemental Systems (e. g. liquid loop, liquid/liquid, zonal systems for residential, industrial, commercial, vehicular use, but excluding components in seats);

(c) Personal Portable Temperature Control for any usage (e. g. desktop, bench, vest, medical cuff for residential, industrial, commercial, vehicular); and

(d) Power Generation Devices and Systems for all usage (e. g. engines, modules, primary power generators, waste heat recovery devices for residential, industrial, commercial, vehicular use).

III. All patents that do not fall within a category above for “Amerigon Inventions” or “BSST Inventions” (such categories shall be construed broadly, but the most applicable category shall control), will be designated as either an “Amerigon Invention” or a “BSST Invention” prior to patent application submittal using the following criteria (this shall be done for all potential applications regardless of authorship of the patent concept or the patent disclosure): (a) If the subject matter had been developed in part (but for any reason whatsoever no patent was applied for previously) under agreements with agencies of the US Government, Visteon, UTC or other current or previous development partners of BSST, such patent shall be designated as a “BSST Invention”; and (b) all other patents shall be designated as “Amerigon Inventions”.

4. Certain Defined Terms. The defined terms “Technology”, “Basic Technology”, “Inventor’s Equity Interest” and “Special Events” are no longer relevant terms under the Revenue Sharing Agreement and are hereby deleted. Section 2.5 entitled “Special Events” is also hereby deleted. The references to “Basic Technology” in Section 2.1(b) (in reference to Covered Products manufactured by third parties), Section 2.4 (in reference to licenses granted by the Company), Section 4.2 (in reference to the Bell’s acknowledgement of ownership rights by the Company), Section 4.3 (in reference to the Company’s right to exploit its intellectual property) and Section 4.4 (in reference to the Company’s right to sell its intellectual property) shall hereafter be deemed to instead be references to “Covered Technology.”

5. Term. The definition for “Term”, as used in the Revenue Sharing Agreement and defined in Section 2.2 thereof, shall mean a period with respect to each Covered Product that ends on the applicable underlying U.S. patent expires (or, where multiple U.S. patents apply to a Covered Product, the date on which the latest expiring of such U.S. patents expires). Section 2.2 of the Revenue Sharing Agreement is also modified so that clause (ii) thereof reads, in its entirety, as follows “(ii) engages in the same or similar type of business as the Company or engages in a thermoelectic business competitive with the Company; provided, however, that if such business engaged in by the Inventor is a business which the Company was given the opportunity to participate in pursuant to Section 8.4 of the Master Transaction Agreement by and between Inventor and Amerigon Incorporated dated as of December 13, 2010, and the Company did not exercise its right to so participate, then engagement in such business by the Inventor shall not terminate the Company’s obligation to make Contract Payments hereunder”. For clarity, Section 2.2 of the Revenue Sharing Agreement entitled “Term of Payments” is not modified by this First Amendment other than in the manner described above.

6. No Other Modifications. The parties acknowledge and agree that, except as amended by this First Amendment, the Original Revenue Sharing Agreement remains in full force and effect without modification.

[signatures appear on the following page]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to Revenue Sharing Agreement to be executed and delivered as of the date first above written.

/s/ Lon E. Bell

Dr. Lon E. Bell

AMERIGON INCORPORATED

By:	/s/ O.B. Marx, III
O. B. Marx, III, Chairman

Consent is hereby given to the foregoing

by the undersigned, a party to the

Original Revenue Sharing Agreement:

BSST LLC

By:	Amerigon Incorporated
Its:	Sole Member

By:	/s/ O. B. Marx, III
O. B. Marx, III, Chairman